                            THE GOVETT FUNDS, INC.

                             ARTICLES OF AMENDMENT
                            CHANGING NAME OF SERIES
                       PURSUANT TO MGCL SECTION 2-605(B)


     The Govett Funds, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The Charter of the Corporation is hereby amended to provide that the designation of the shares of Common Stock of the Govett Asian Smaller Companies Fund series of the Corporation is hereby changed to "Govett International Smaller Companies Fund".

     SECOND:   The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

     THIRD:    The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section
2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     FOURTH:   The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Treasurer and attested by its Secretary on this 30/th/ day of September, 1998.

                                        THE GOVETT FUNDS, INC.

                                              /s/ Colin Kreidewolf
                                        By: ----------------------------
                                              Colin J. Kreidewolf
                                              Treasurer

ATTEST:

/s/ Alice L. Schulman
---------------------------
Alice L. Schulman
Secretary
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     The undersigned, Treasurer of The Govett Funds, Inc., who executed on behalf of said Corporation the forgoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                /s/ Colin Kreidewolf
                                                _____________________
                                                Colin J. Kreidewolf
                                                Treasurer